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                                                                 EXHIBIT (99)-2

                             FOR IMMEDIATE RELEASE

       HERITAGE FINANCIAL HOLDING CORPORATION ANNOUNCES THE RETIREMENT OF
                      REGGIE GILBERT AS PRESIDENT AND CEO


FOR MORE INFORMATION CONTACT:

HERITAGE FINANCIAL HOLDING CORPORATION - TIMOTHY A. SMALLEY, CHAIRMAN OF THE BOARD OF DIRECTORS, PHONE (256) 353-1611

DECATUR, ALABAMA; MARCH 13, 2002: On March 12, 2002, Reggie Gilbert, President and CEO of Heritage Financial Holding Corporation and Heritage Bank, a bank holding company and bank, both based in Decatur, Alabama, announced his retirement as an officer and director of the companies. Mr. Gilbert expressed his satisfaction with the current strategy and operations of the companies and his belief that Heritage is poised for continued success in the future. Tim Smalley, Chairman of the Board of Directors, stated that Mr. Gilbert and other local stockholders and directors had built Heritage since its inception in 1995 to be the premier independent community bank in North Alabama. Mr. Smalley, joining in Mr. Gilbert's statement as to the continued success of Heritage, stated that he and the rest of the Board of Directors would continue to work hard to sustain the progress made thus far. The Board of Directors has begun a formal search process for a new President and CEO of the companies. In the interim, Harold Jeffreys, currently the Chairman of the Executive Committee of the Board of Directors, will be the Acting President and CEO.

Heritage Financial Holding Corporation and its main subsidiary Heritage Bank operate eight banking offices throughout northern Alabama in Decatur, Huntsville, Birmingham, Madison and Trussville.

Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Heritage Financial Holding Corporation cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Heritage Financial Holding Corporation are necessarily estimates reflecting the best judgment of Heritage Financial Holding Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward-looking statements". Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Heritage Financial Holding Corporation's reports and registration statements filed with the SEC. Heritage Financial Holding Corporation disclaims any intent or obligation to update "forward-looking statements."